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PRICING SUPPLEMENT                                 Filing under Rule 424(b)(3)
                                                            File No. 333-76155


                           PROSPECTUS SUPPLEMENT NO. 6
                              DATED MARCH 17, 2000
                       TO PROSPECTUS DATED APRIL 30, 1999

                       VIRGINIA ELECTRIC AND POWER COMPANY
                MEDIUM-TERM NOTES, SERIES G - VARIABLE RATE NOTE
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE

PRESENTING AGENT:                   MERRILL LYNCH & CO.
ACTING AS:                          AGENT (  )   PRINCIPAL (X)

IF ACTING AS AGENT, NOTES WILL BE SOLD AT ____% OF PRINCIPAL

IF ACTING AS PRINCIPAL, NOTES WILL BE RESOLD TO THE PUBLIC AT:
                               (X) A FIXED PRICE OF  100%  OF PRINCIPAL
                               ( ) VARYING PRICES BASED ON MARKET RATES

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
         Principal Amount  ...................................$ 50,000,000
         Presenting Agent's Commission      ..................$    125,000
         Net Proceeds to the Company        ..................$ 49,875,000
         Base Interest Rate/Index Maturity....................3-Month LIBOR
         Spread or Spread Multiplier..........................Plus 15 basis points
         Initial Interest Rate (including spread).............6.37875%
         Interest Reset Dates and Interest Payment Dates......Each March 22, June 22, September 22 and December 22,
                                                              beginning June 22, 2000
         Interest Determination Dates.........................Second London Business Day preceding each Interest Reset Date
         Original Issue Date..................................March 22, 2000
         Stated Maturity   ...................................March 22, 2002
         CUSIP................................................92781FBS6
         Calculation Agent ...................................The Chase Manhattan Bank
         Specified Currency (U.S. Dollars unless noted).......
         Authorized Denominations (if other than U.S. $1000
               and integer multiples thereof).................
         Initial Redemption Date    ..........................n/a
         Initial Redemption Percentage      ..................n/a
         Annual Redemption Percentage Reduction      .........n/a
         Limitation Date   ...................................n/a
         Refunding Rate    ...................................n/a
         Additional Terms (if any)  ..........................n/a

                  (X) BOOK ENTRY NOTE                 (  ) CERTIFICATED NOTE
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